   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1995
                                                       REGISTRATION NO. 33-58883
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                            ON FORM S-3 TO FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ACCLAIM ENTERTAINMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                                       38-2698904
(STATE OR OTHER JURISDICTION OF                (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)
                               ONE ACCLAIM PLAZA
                         GLEN COVE, NEW YORK 11542-2708
                                 (516) 656-5000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    Copy to:

         GREGORY E. FISCHBACH                     ERIC M. LERNER, ESQ.
        CHIEF EXECUTIVE OFFICER                     ROSENMAN & COLIN
      ACCLAIM ENTERTAINMENT, INC.                  575 MADISON AVENUE
           ONE ACCLAIM PLAZA                    NEW YORK, NEW YORK 10022
    GLEN COVE, NEW YORK 11542-2708                   (212) 940-7157
            (516) 656-5000
(NAME, ADDRESS AND TELEPHONE NUMBER OF
          AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                   UP TO 1,313,815 SHARES
                          ACCLAIM ENTERTAINMENT, INC.
                                  COMMON STOCK
                            ------------------------

    On August 31, 1995, Acclaim Entertainment, Inc. ('Acclaim', and together with its subsidiaries, the 'Company') consummated an Agreement and Plan of Merger (the 'Merger Agreement'), dated as of March 22, 1995, as amended as of June 15, 1995 and as of July 24, 1995, with Lazer-Tron Corporation ('Lazer-Tron'), pursuant to which Acclaim acquired Lazer-Tron through the merger (the 'Merger') of Acclaim Arcade Holdings, Inc. (the 'Subsidiary'), a wholly-owned Delaware subsidiary of Acclaim, with and into Lazer-Tron. In exchange for all of the issued and outstanding shares of common stock, no par value per share (the 'Lazer-Tron Common Stock'), of Lazer-Tron, the shareholders of Lazer-Tron (the 'Lazer-Tron Shareholders') received an aggregate of 1,123,144 shares of common stock, par value $0.02 per share (the 'Acclaim Common Stock'), of Acclaim. As a result of the Merger, all outstanding options ('Lazer-Tron Stock Options') and warrants (the 'Lazer-Tron Warrants') of Lazer-Tron are exercisable for up to an aggregate of 321,700 shares of Acclaim Common Stock.

    This Prospectus covers the issuance by Acclaim to the Lazer-Tron Shareholders, certain holders of non-qualified Lazer-Tron Stock Options and holders of Lazer-Tron Warrants, of up to an aggregate of 193,800 shares of Acclaim Common Stock upon exercise of such Lazer-Tron Stock Options and Lazer-Tron Warrants. All other holders of Lazer-Tron Stock Options granted, pursuant to the Lazer-Tron 1989 Stock Option Plan, will receive, upon exercise thereof, shares of Acclaim Common Stock issuable pursuant to the Acclaim 1988 Stock Option Plan, which shares have previously been registered under the Securities Act of 1933, as amended (the 'Securities Act'), on Form S-8. Acclaim will receive proceeds upon exercise of the Lazer-Tron Stock Options and Lazer-Tron Warrants, but will not receive any proceeds from the resale by the Lazer-Tron Shareholders or holders of Lazer-Tron Stock Options or Lazer-Tron Warrants of any securities received pursuant to this Prospectus.

    In connection with the Merger, upon surrender of their Lazer-Tron share certificates, Lazer-Tron Shareholders received .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock held as of August 31, 1995. Under the Merger Agreement, the fraction of a share of common stock of Acclaim received by Lazer-Tron Shareholders was determined by dividing $8.00 by the average closing stock price of Acclaim Common Stock as quoted on Nasdaq over a twenty business-day trading period commencing on August 2, 1995 and ending on August 29, 1995. The average closing price of the Acclaim Common Stock over such period was $25.53.

    Lazer-Tron's Common Stock has been delisted and deregistered and is no longer traded on The Nasdaq Stock Market. A letter of transmittal has been sent to all Lazer-Tron Shareholders of record instructing them as to the exchange procedures for submission of their Lazer-Tron stock certificates for Acclaim stock certificates.

    Holders of Lazer-Tron Stock Options and Lazer-Tron Warrants have been notified that they do not have to exchange such Lazer-Tron Stock Options and Lazer-Tron Warrants, since such securities have been automatically converted into the right to receive, upon exercise of such Lazer-Tron Stock Options and Lazer-Tron Warrants, .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock for which such Lazer-Tron Stock Options and Lazer-Tron Warrants are exercisable (and, in addition, with respect to each sales agent warrant ('Sales Agent Warrant') issued in connection with Lazer-Tron's 1993 private placement of units, an Acclaim Common Stock Purchase Warrant to purchase the number of shares of Acclaim Common Stock which the warrant otherwise issuable under the Sales Agent Warrant could be exercisable into after giving effect to the exchange of .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock pursuant to the Merger).

    The exercise price for each share of Acclaim Common Stock issuable upon exercise of a Lazer-Tron Stock Option or Lazer-Tron Warrant will, as a consequence of the Merger, be equal to (x) the aggregate exercise price for Lazer-Tron Common Stock purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant (or, with respect to Sales Agent Warrants, the aggregate exercise price to acquire the Lazer-Tron Common Stock and warrants issuable thereunder) divided by (y) the number of shares of Acclaim Common Stock deemed directly purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant (excluding, with respect to Sales Agent Warrants, the shares of Acclaim Common Stock which may be purchased upon exercise of the Acclaim Common Stock Purchase Warrants issuable under such Sales Agent Warrants) as a result of the Merger.

    In order to exercise a Lazer-Tron Stock Option or Lazer-Tron Warrant, the holder thereof must surrender to Acclaim the documentation which such Lazer-Tron Stock Option or Lazer-Tron Warrant requires to be surrendered at Acclaim's offices located at One Acclaim Plaza, Glen Cove, New York 11542.

    The Acclaim Common Stock is traded on The Nasdaq National Market under the symbol 'AKLM'. On December 18, 1995, the last reported sale price of the Acclaim Common Stock was $10.88 per share.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS DECEMBER 20, 1995.

                                EXPLANATORY NOTE

     This Prospectus also deregisters 1,383,188 shares of the 2,697,003 shares of Acclaim Common Stock heretofore registered by Acclaim on a registration statement on Form S-4 relating to the Merger and reflects the final determination of (i) the fraction of a share of Acclaim Common Stock to be received (.314) for each share of Lazer-Tron Common Stock exchanged and (ii) the total number of shares of Acclaim Common Stock to be issued to Lazer-Tron Shareholders and to holders of Lazer-Tron Stock Options and Lazer-Tron Warrants upon the exercise of such Lazer-Tron Stock Options and Lazer-Tron Warrants.

                             AVAILABLE INFORMATION

     Acclaim is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             ADDITIONAL INFORMATION

     Acclaim has filed with the Commission a post-effective amendment on Form S-3 to its registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act with respect to the registration of the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. Statements contained herein concerning the contents of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, as well as items of information omitted from this Prospectus but contained in the Registration Statement, and reports and other information filed by Acclaim, may be inspected without charge at the public reference facilities referred to above and copies of all or any part thereof may be obtained from the Commission upon request and payment of the prescribed fee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, or portions thereof, filed by Acclaim with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1995, filed on December 8, 1995 (File No. 0-16986); and

          (b) The information in respect of Acclaim Common Stock under the caption 'Description of Registrant's Securities to be Registered' contained in the Registration Statement on Form 8-A, filed on June 8, 1988 (File No. 0-16986), as amended by the Current Report on Form 8-K, filed on August 25, 1989 (File No. 33-9460-C), relating to the one-for-two reverse stock split effected by Acclaim.

     All documents subsequently filed by Acclaim pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the respective dates of filings of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ACCLAIM UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, ACCLAIM ENTERTAINMENT, INC., ONE ACCLAIM PLAZA, GLEN COVE, NEW YORK 11542. TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY AT (516) 656-5000.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ACCLAIM. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ACCLAIM SINCE THE DATE OF THIS PROSPECTUS.

                         INFORMATION CONCERNING ACCLAIM

GENERAL

     The Company is a mass market entertainment company whose principal business to date has been as a leading publisher of interactive entertainment software ('Software') for use with interactive entertainment hardware platforms. The Company also engages in (i) the development and publication of comic books, which commenced in July 1994 through the acquisition of Acclaim Comics, Inc., formerly Voyager Communications, Inc., (ii) the distribution of Software for affiliated labels, which commenced in the first quarter of fiscal 1995, (iii) the marketing of its motion capture technology and studio services, which commenced in the first quarter of fiscal 1995 and (iv) the distribution of coin-operated, location-based ticket redemption games, which commenced in August 1995 upon the consummation of the Merger. The Company plans to engage in the distribution of coin-operated video arcade games, commencing in the spring of 1996, and the electronic distribution of interactive entertainment software through the partnership established in October 1994 between a subsidiary of Acclaim and a subsidiary of Tele-Communications, Inc., commencing not earlier than fiscal 1997.

RECENT EVENTS

     By complaints dated December 4, 1995, December 5, 1995 and December 11, 1995, the Company was named as a defendant in various actions entitled (i) Mohammed Ali Kahn v. Gregory E. Fischbach, James Scoroposki, Robert Holmes and Acclaim Entertainment, Inc. (CV 95 4983), (ii) Richard J. Wenski, individually and on behalf of all other persons similarly situated, v. Acclaim Entertainment, Inc., Gregory E. Fischbach, Robert Holmes and Anthony Williams (CV 95 4996),
(iii) Yosef Stern v. Acclaim Entertainment, Inc.; Gregory E. Fischbach; James Scoroposki; Robert Holmes and Anthony Williams (CV 95 4990), (iv) Marc Jaffe, on behalf of himself and all others similarly situated, v. Acclaim Entertainment, Inc., Gregory E. Fischbach, James Scoroposki, Robert Holmes, and Anthony Williams (CV 95 4989), (v) Robert Bloom v. Acclaim Entertainment, Inc. and Robert Holmes (CV 95 4993), (vi) James Bencivenga, on behalf of himself and all others similarly situated, v. Gregory E. Fischbach, James Scoroposki, Robert Holmes, Anthony Williams and Acclaim Entertainment, Inc. (CV 95 4985), (vii) Henry Vredsveld, on behalf of himself and all others similarly situated, v. Anthony Williams and Acclaim Entertainment, Inc. (CV 95 4979), (viii) Michael Leitzes, individually and on behalf of all others similarly situated, v. Acclaim Entertainment, Inc., Robert Holmes and Gregory Fischbach (CV 95 5004), (ix) Alan Yakuboff, on behalf of himself and all others similarly situated, v. Acclaim Entertainment, Inc., Gregory E. Fischbach, James Scoroposki and Anthony Williams (CV 95 5017), (x) Robert K. Williams III, on behalf of all others similarly situated, v. Acclaim Entertainment, Inc., Gregory E. Fischbach, James Scoroposki, Robert Holmes and Anthony Williams (CV 95 5107), (xi) Perkins Partnership Limited v. Acclaim Entertainment, Inc., Gregory E. Fischbach, Robert Holmes and Anthony Williams (CV 95 4998), (xii) Robert Bernard v. Acclaim Entertainment, Inc., Gregory E. Fischbach, Robert Holmes, and Anthony Williams (CV 95 5022), (xiii) Anne B. Caveliere and Sharon L. Robbins, on behalf of themselves and all others similarly situated v. Acclaim Entertainment, Inc., Gregory Fischbach and James Scoroposki (CV 95 5023), (xiv) Joan J. Gordon, on behalf of herself and all other persons similarly situated, v. Acclaim

Entertainment, Inc., Gregory E. Fischbach, James Scoroposki, Robert Holmes, and Anthony Williams (CV 95 5047) and (xv) George H. Gray, individually and on behalf of all others similarly situated v. Acclaim Entertainment, Inc., Robert Holmes and Anthony Williams (CV 95 5039), all in the United States District Court in the Eastern District of New York. The individual named defendants are directors and/or executive officers of the Company. The plaintiffs, on behalf of a class of the Company's stockholders, claim unspecified damages arising from the Company's December 4, 1995 announcement that it is revising results for the fiscal year ended August 31, 1995 to reflect a decision to defer $18 million of revenues and $10.5 million of net income previously reported on October 17, 1995 for the fiscal year ended August 31, 1995. By a complaint dated December 8, 1995, the Company was named as a defendant in an action entitled Adrienne Campbell, individually and on behalf of all others similarly situated v. Acclaim Entertainment, Inc.; Anthony R. Williams; James Scoroposki; and Robert Holmes (CV 95 4395), which action was filed in the United States District Court in the Northern District of California. Such action was filed on behalf of a class of former Lazer-Tron Shareholders, and it alleges, among other things, that the Company induced the Lazer-Tron Shareholders to approve the Merger Agreement by artificially inflating the price of Acclaim Common Stock in order to reduce the consideration to be received by Lazer-Tron Shareholders under the Merger Agreement. Additional claims may be brought arising from the above-described facts and circumstances. The Company intends to defend all of the actions described herein vigorously.

     On August 31, 1995, the Company consummated the Merger Agreement with Lazer-Tron, pursuant to which Acclaim acquired Lazer-Tron through the Merger of the Subsidiary with and into Lazer-Tron. In exchange for all of the issued and outstanding shares of Lazer-Tron Common Stock, the Lazer-Tron Shareholders received an aggregate of 1,123,144 shares of Acclaim Common Stock. As a result of the Merger, all Lazer-Tron Stock Options and Lazer-Tron Warrants are exercisable for up to an aggregate of 321,700 shares of Acclaim Common Stock.

     Upon consummation of the Merger, Acclaim issued to the Lazer-Tron Shareholders, and will issue to certain holders of non-qualified Lazer-Tron Stock Options and holders of Lazer-Tron Warrants, upon the exercise thereof, up to an aggregate of 193,800 shares of Acclaim Common Stock upon exercise of such Lazer-Tron Stock Options and Lazer-Tron Warrants. All other holders of Lazer-Tron Stock Options granted, pursuant to the Lazer-Tron 1989 Stock Option Plan, will receive, upon exercise thereof, shares of Acclaim Common Stock issuable pursuant to the Acclaim 1988 Stock Option Plan, which shares have previously been registered under the Securities Act, on Form S-8.

     In connection with the Merger, upon surrender of their Lazer-Tron share certificates, Lazer-Tron Shareholders received .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock held as of August 31, 1995. Under the Merger Agreement, the fraction of a share of common stock of Acclaim to be received by Lazer-Tron Shareholders was determined by dividing $8.00 by the average closing stock price of Acclaim Common Stock as quoted on Nasdaq over a twenty business-day trading period commencing on August 2, 1995 and ending on August 29, 1995. The average closing price of the Acclaim Common Stock over such period was $25.53.


     Lazer-Tron's Common Stock has been delisted and deregistered and is no longer traded on The Nasdaq Stock Market. A letter of transmittal has been sent to all Lazer-Tron Shareholders of record instructing them as to the exchange procedures for submission of their Lazer-Tron stock certificates for Acclaim stock certificates.

     Holders of Lazer-Tron Stock Options and Lazer-Tron Warrants have been notified that they do not have to exchange their Lazer-Tron Stock Options and Lazer-Tron Warrants, since such securities have automatically been converted into the right to receive, upon exercise of such Lazer-Tron Stock Options and Lazer-Tron Warrants, .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock for which such Lazer-Tron Stock Options and Lazer-Tron Warrants are exercisable (and, in addition, with respect to each Sales Agent Warrant issued in connection with Lazer-Tron's 1993 private placement of units, an Acclaim Common Stock Purchase Warrant to purchase the number of shares of Acclaim Common Stock which the warrant otherwise issuable under the Sales Agent Warrant could be exercisable into after giving effect to the exchange of .314 shares of Acclaim Common Stock for each share of Lazer-Tron Common Stock pursuant to the Merger).

     The exercise price for each share of Acclaim Common Stock issuable upon exercise of a Lazer-Tron Stock Option or Lazer-Tron Warrant will, as a consequence of the Merger, be equal to (x) the aggregate exercise price for Lazer-Tron Common Stock purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant (or, with respect to Sales Agent Warrants, the aggregate exercise price to acquire the Lazer-Tron Common Stock and warrants issuable thereunder) divided by (y) the number of shares of Acclaim Common Stock deemed directly purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant (excluding, with respect to Sales Agent Warrants, the shares of Acclaim Common Stock which may be purchased upon exercise of the Acclaim Common Stock Purchase Warrants issuable under such Sales Agent Warrants) as a result of the Merger.

     In order to exercise a Lazer-Tron Stock Option or Lazer-Tron Warrant, the holder thereof must surrender to Acclaim the documentation which such Lazer-Tron Stock Option or Lazer-Tron Warrant requires to be surrendered at Acclaim's offices located at One Acclaim Plaza, Glen Cove, New York 11542.

                                USE OF PROCEEDS

     The net proceeds received by Acclaim upon exercise of the Lazer-Tron Stock Options and Lazer-Tron Warrants will be used to increase working capital. Acclaim will not receive any proceeds from the resale by the Lazer-Tron Shareholders or holders of Lazer-Tron Stock Options or Lazer-Tron Warrants of any securities received pursuant to this Prospectus.

                                 LEGAL OPINIONS

     The validity of the securities offered hereby has been passed upon for the Company by Rosenman & Colin LLP, New York, New York.

                                    EXPERTS

     The financial statements and schedules of Acclaim for the years ended August 31, 1995, 1994 and 1993 incorporated in this Prospectus by reference to the Form 10-K have been so incorporated in reliance on the report (which report expresses an unqualified opinion and includes an explantory paragraph referring to litigation described in Note 19 to the consolidated financial statements) of Grant Thornton LLP, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of issuance and distribution of Acclaim Common Stock upon the exercise of Lazer-Tron Stock Options and Lazer-Tron Warrants are to be paid by Acclaim. The following itemized list is an estimate of the expenses:

             Legal fees and expenses.............   $ 8,000.00
             Accounting fees.....................     1,000.00
             Transfer Agent fees.................     1,000.00
             Printing fees.......................    20,000.00
             Miscellaneous.......................       200.00
                                                    ----------
                  Total..........................   $30,200.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Registrant provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of Delaware, the law of the state in which the Registrant is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

     The Registrant also has in effect directors' and officers' liability insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents are filed as a part of this Registration Statement:

EXHIBIT NO.      DESCRIPTION
-----------      ---------------------------------------------------------------
       4     --  Specimen form of Acclaim Entertainment, Inc. Common Stock
                 Certificate*
       5     --  Opinion of Rosenman & Colin LLP*
      23(a)  --  Consent of Grant Thornton LLP
      23(b)  --  Consent of Rosenman & Colin LLP (included in Exhibit 5)*
      24     --  Power of Attorney (included on page II-3 to the Registration
                 Statement filed on April 27, 1995)*


------------------
* Previously filed.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau and State of New York on December 13, 1995.

                                          ACCLAIM ENTERTAINMENT, INC.

                                          By         GREGORY E. FISCHBACH
                                             ----------------------------------
                                                     Gregory E. Fischbach
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                      DATE
------------------------   ------------------------------   -----------------
[S]                        [C]                              [C]
   GREGORY E. FISCHBACH    Co-Chairman; Chief Executive     December 13, 1995
  ----------------------   Officer; Director
   Gregory E. Fischbach


     JAMES SCOROPOSKI      Co-Chairman; Senior Executive    December 13, 1995
  ----------------------   Vice President; Treasurer;
     James Scoroposki      Secretary; Director


      ROBERT HOLMES        President; Chief Operating       December 13, 1995
  ----------------------   Officer; General Manager;
      Robert Holmes        Director


   BERNARD J. FISCHBACH     Director                        December 13, 1995
  ----------------------
   Bernard J. Fischbach


      MICHAEL TANNEN        Director                        December 13, 1995
  ----------------------
      Michael Tannen


     ROBERT H. GROMAN       Director                        December 13, 1995
  ----------------------
     Robert H. Groman



      JAMES SCIBELLI        Director                         December 13, 1995
  ----------------------
      James Scibelli


      BRUCE RAVENEL         Director                         December 13, 1995
  ----------------------
      Bruce Ravenel

   ANTHONY R. WILLIAMS      Executive Vice President;        December 13, 1995
  ----------------------    Chief Financial and
   Anthony R. Williams      Accounting Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------  -----------------------------------------------------------------
   4     --  Specimen form of Acclaim Entertainment, Inc. Common Stock
             Certificate.*
   5     --  Opinion of Rosenman & Colin LLP.*
  23(a)  --  Consent of Grant Thornton LLP.
  23(b)  --  Consent of Rosenman & Colin LLP (included in Exhibit 5).*
  24     --  Power of Attorney (included on page II-3 to the Registration
             Statement filed on April 27, 1995).*

------------------
* Previously filed.